UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

PRIMUS GUARANTY, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-32307	Not Required
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Primus Guaranty, Ltd. (the “Company”) is filing this Form 8-K to describe executive officer compensation approved on January 29, 2009.
ANNUAL BONUSES FOR 2008
Cash bonuses in the following amounts were approved:

Name	Cash Bonus
Thomas W. Jasper	$0
Richard Claiden	$100,000
Charles McLendon	$0
2009 RESTRICTED STOCK UNIT AWARDS
Pursuant to the Company’s Incentive Compensation Plan (the “Incentive Plan”), restricted stock unit awards in the following amounts were approved:

	2009 RSU Award
Name	(# of shares)	2008 RSU Award ($)
Thomas W. Jasper	475,000	$755,250
Richard Claiden	250,000	$397,500
Charles McLendon	0	0
Each RSU award will vest in three equal annual installments beginning one year from January 29, 2009, the date of the grant. The number of shares included in each award was calculated by dividing the dollar value of the award by $1.59, which was the closing price of the Company’s common shares, par value $0.08 (“Common Shares”), on the New York Stock Exchange on the day of the grant.
2009 PERFORMANCE SHARE AWARDS
Pursuant to the Incentive Plan, performance share awards in the following amounts were approved:

2009 Performance Shares
Name	(# of shares)
Thomas W. Jasper	475,000
Richard Claiden	0
Charles McLendon	0
Each performance share award will vest in three equal annual installments beginning one year from January 29, 2009, the date of the grant. The performance shares vest as per Mr. Jasper’s employment agreement, at the end of three years and vest according to the performance/share price achievement if the stock price of the Common Shares goes to $3.00 (125,000 shares), $3.50 (125,000 shares), and $4.00 (225,000 shares) over the vesting period. The price of the Common Shares should be at the stated price levels for a period of time to be determined within the vesting period for the achievement to have been realized.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.
By:	/s/ Vincent B. Tritto
Vincent B. Tritto
General Counsel (Duly Authorized Officer)

Dated: February 17, 2009